OTCM Protocol Introduces Security Meme Tokens: The Solution to America’s $50 Billion OTC Liquidity Crisis

Revolutionary Blockchain Technology on Solana Transforms Illiquid OTC Stocks into 24/7 Tradable Security Meme Tokens SMT Backed 1:1 by Real Shares

FAIRFIELD, NJ, UNITED STATES, September 29, 2025 -- Groovy Company, Inc. (OTCID:GROO), a Wyoming corporation now known as OTCM Protocol today announced the launch of Security Meme Tokens (SMTs), a breakthrough financial innovation that solves the decades-old liquidity crisis plaguing over 11,000 companies on US over-the-counter markets. By combining SEC-compliant securities with blockchain technology and meme culture dynamics, SMTs unlock an estimated $50 billion in trapped shareholder value while providing companies with unprecedented access to global liquidity.

Security Meme Tokens (SMTs) are meme tokens on the Solana blockchain, each backed 1:1 by Series “M” Preferred Shares held permanently at Empire Stock Transfer, an SEC-registered transfer agent, driven by the community of the public companies. This revolutionary structure enables instant settlement, 24/7 trading, and community-driven price discovery while maintaining full regulatory compliance.

“Today marks a turning point for American small-cap markets,” said the OTCM Protocol founding team. “We’ve created a bridge between Wall Street and blockchain that respects securities law while delivering the liquidity shareholders desperately need. Security Meme Tokens aren’t just another crypto project-they’re a lifeline for thousands of legitimate companies abandoned by traditional market makers.”

The OTC Market Emergency

The statistics are staggering: 90% of OTC companies have no market maker support. Companies pay $25,000-$75,000 annually for compliance and market making services yet receive virtually no trading volume. Shareholders find themselves trapped, unable to sell positions even in profitable companies. This liquidity desert has created a vicious cycle where companies delist, shareholders lose everything, and legitimate businesses fail not from poor operations but from capital market abandonment.

The SMT Solution

Security Meme Tokens solve this crisis through innovative architecture:

Permanent Share Backing: Companies create 1 billion Series “M” Preferred Shares-special non-voting, non-dividend shares immune to dilution-and deposit them permanently with Empire Stock Transfer. These shares back tokens 1:1, ensuring real value, and SMTs are registered in the State of Wyoming as digital asset.

Blockchain Efficiency: Built on Solana, SMTs settle instantly instead of T+2, trade 24/7 instead of market hours only, and cost $0.00025 per transaction instead of traditional brokerage fees.

Meme Culture Integration: By embracing community-driven trading and social media engagement, SMTs harness the viral growth potential that turned unknown stocks into household names, but with real asset backing preventing total loss.

How Companies Implement SMTs

1.Pass board resolution creating Series “M” Preferred Shares

2.File Certificate of Designation with state authorities

3.Deposit shares permanently with Empire Stock Transfer

4.OTCM Protocol registers SMTs in the State of Wyoming

5.Receive 1 billion SMTs via smart contract minting

6.Deploy $10,000 USD liquidity with 40% of tokens for initial trading

7.Secure remaining 60% of tokens in multi-signature locked wallet

8.Graduate to Raydium DEX at $75,000 market cap (locked forever)

Revolutionary Features

1.No Dilution Ever: 1 billion tokens forever, immune to splits or corporate actions

2.Global Access: Anyone worldwide can trade, not just US accredited investors

3.Instant Liquidity: Mathematical bonding curves ensure buyers and sellers always exist

4.Transparent Fees: Just 0.5% per transaction

5.Viral Potential: Meme culture drives organic marketing worth millions

6.Regulatory Compliance: Modified smart contracts enforce SEC guidelines

The Bigger Picture

(SMT) Security Meme Tokens represent more than a technical innovation - they’re a fundamental reimagining of how small-cap markets should work. By eliminating intermediaries, reducing costs, and enabling true price discovery, SMTs create efficient markets that benefit everyone: companies get liquidity, shareholders get exits, and traders get opportunities.

“We’re not trying to replace traditional markets,” the OTCM team emphasizes. “We’re augmenting them with technology that should have existed years ago. Every OTC company deserves a liquid market. Every shareholder deserves an exit option. (SMT) Security Meme Tokens deliver both.”

About OTCM Protocol, Inc.

OTCM Protocol, Inc. (formerly Groovy Company, Inc.) is a Wyoming corporation building the infrastructure layer for tokenized OTC securities. The company has developed a revolutionary platform that enables 1:1 tokenization of illiquid stocks, where each digital token is backed by actual shares held permanently in SEC-registered custody with Empire Stock Transfer. By converting dormant OTC securities into 24/7 tradable blockchain assets on Solana, OTCM Protocol creates permanent liquid markets for over 11,000 companies and 5 million shareholders currently trapped in zero-liquidity positions. The platform addresses a $50 billion market opportunity by eliminating traditional market maker costs and abandonment issues through automated bonding curve mechanisms, enabling instant global access to previously untradable securities while maintaining full regulatory compliance through its proprietary “Howey Shield” framework.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that reflect management’s current expectations about future events and financial performance. These statements are not guarantees and subject to significant risks that could cause actual results to differ materially. OTCM Tokens serve exclusively as utility tokens for entertainment within the OTCM Protocol ecosystem, with no securities characteristics, ownership rights, or profit-sharing entitlements. While the Company believes tokens don’t constitute securities under current law, regulatory interpretations may change. Token values may experience extreme volatility or complete loss. The tokenization of OTC securities requires regulatory approvals that may not be obtained. Blockchain technology and tokenized assets carry inherent risks including total loss. Investors should conduct independent due diligence and consult professional advisors before making investment decisions.

FRANJOSE YGLESIAS

Groovy Company, Inc,

+1 404-734-3277

email us here: info@groovy.click

Visit us on social media: https://x.com/otcmprotocol